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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT JULY 1, 1997

                                   CU BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      CALIFORNIA                     0-11008                     95-3657044
   ---------------                 -----------               ------------------
   (STATE OR OTHER                 COMMISSION                     IRS TAX
   JURISDICTION OF                 FILE NUMBER               IDENTIFICATION NO.
   INCORPORATION)

                16030 Ventura Boulevard, Encino, California 91436
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                       N/A
          (former name or former address if changed since last report)



        Registrant's telephone number, including area code (818) 907-9122








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Item 1.  Changes In Control of Registrant.

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.


Item 5.  Other Events

Shareholder Meeting:

On June 27, 1997, the shareholders of the Registrant approved the Agreement and Plan of Reorganization (the "Merger Agreement") by and between CU Bancorp and Pacific Century Financial Corporation (formerly known as Bancorp Hawaii, Inc.) and thereby the acquisition of the Registrant by Pacific Century Financial Corporation. The acquisition will be accomplished by a merger of CU Bancorp with and into Pacific Century Financial Corporation, with Pacific Century Financial Corporation being the surviving company. The shareholder vote on the Merger Agreement and the percentage of the Registrant's outstanding shares represented by such vote was as follows:

         For:              8,848,378                 77.68%
         Against:             42,286                 00.37%
         Abstain:             21,793                 00.19%.

Because the steps necessary to effectively assert dissenters' rights were not taken, there are no dissenter's rights with respect to the acquisition.

Completion of the Transaction:

It is presently contemplated that the transaction will be completed on or about July 3, 1997.


Item 7.  Financial Statements and Exhibits






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(a) Financial Statements

         Not Applicable

(b) Pro Forma Financial Statements

         Not Applicable

(c) Exhibits

         None


Item 8.  Change in Fiscal Year.

         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 1997


       CU BANCORP

       s/s Stephen G. Carpenter
       ----------------------------------------------------
       STEPHEN G. CARPENTER, CHIEF EXECUTIVE OFFICER









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                              EXHIBIT INDEX TO 8-K



EXHIBIT NO.               EXHIBIT
NONE                      NONE
















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